UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2016, ePlus Technology, inc. (the "Company"), a wholly owned subsidiary of ePlus inc., entered into  Amendment No. 4 (the "Amendments") to both its Amended and Restated Agreement for Wholesale Financing, dated July 23, 2012, and Amended and Restated Business Financing Agreement, dated July 23, 2012, with Wells Fargo Commercial Distribution Finance, LLC ("Wells Fargo") (f/k/a GE Commercial Distribution Finance), in connection with its credit facility.

The Amendments provide for a temporary increase in the aggregate limit of the credit facility from $250 million to $300 million, through October 31, 2016.  The accounts receivable component sublimit will remain at $30 million.

From time to time the Company and its affiliates sell IT equipment to affiliates of Wells Fargo.  There are no other material relationships between the Company and Wells Fargo.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report.

Exhibit No.	Description

10.1
Amendment No.4, dated July 28, 2016, to Amended and Restated Agreement for Wholesale Financing between ePlus Technology, inc. and Wells Fargo Commercial Distribution Finance, LLC (f/k/a GE Commercial Distribution Finance LLC)

10.2
Amendment No. 4, dated July 28, 2016, to Amended and Restated Business Financing Agreement between ePlus Technology, inc. and Wells Fargo Commercial Distribution Finance, LLC (f/k/a GE Commercial Distribution Finance LLC)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: August 1, 2016